Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

2475 Hanover Street

Palo Alto, CA 94304

November 11, 2010

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, CA 94538

Ladies and Gentlemen:

We are acting as counsel for Ikanos Communications, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 11,143,800 shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, all of which are authorized but heretofore unissued shares to be offered and sold by the Company (the “Shares”) (including 1,671,570 Shares subject to the underwriters’ over-allotment option), pursuant to the Registration Statement on Form S-3 (Registration No. 333-170121) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), and related prospectus, dated November 1, 2010, as supplemented by the prospectus supplement dated November 11, 2010 relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”).

We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for this opinion. Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP